Exhibit 99.1

Iteris Stockholders Approve Merger Agreement with Almaviva

More Than 98% of Votes Cast at Special Meeting Voted for Transaction

AUSTIN, Texas – October 23, 2024 – Iteris, Inc. (NASDAQ: ITI) (“Iteris” or the “Company”), the world’s trusted technology ecosystem for smart mobility infrastructure management, today announced that Iteris stockholders approved the proposed merger agreement with Almaviva S.p.A. (“Almaviva”) at Iteris’ Special Meeting of Stockholders held yesterday.

As previously announced, under the terms of the merger agreement, Almaviva will acquire Iteris in an all-cash transaction in which Iteris’ stockholders will receive $7.20 per share of common stock, valuing Iteris at approximately $335 million equity value. The parties anticipate the transaction will close on or about November 1, 2024, subject to customary closing conditions. Upon completion of the merger, Iteris common stock will no longer be listed on any public market.

More than 98% of the shares of Iteris common stock present, in person or by proxy, at the Special Meeting, representing approximately 71% of Iteris’ total issued and outstanding shares of common stock as of the record date, voted in favor of the merger agreement and transaction.

“Our stockholders’ overwhelming support for the transaction reflects the clear benefits of the transaction for investors, with the purchase price representing a significant 68% premium,” said Joe Bergera, President and CEO of Iteris. “Achieving stockholder approval means we are now one step closer to joining Almaviva’s global network of leading companies and unlocking the immense value this transaction will create for Iteris and our customers.”

Iteris will disclose the final, certified voting results on a Form 8-K with the U.S. Securities and Exchange Commission.

About Iteris, Inc.

Iteris, Inc. is a provider of smart mobility infrastructure management solutions. Iteris’ cloud-enabled solutions help public transportation agencies, municipalities, commercial entities and other transportation infrastructure providers monitor, visualize, and optimize mobility infrastructure to make mobility safe, efficient, and sustainable. As a pioneer in intelligent transportation systems technology, Iteris’ advanced detection sensors, mobility and traffic data, software-as-a-service offerings, and consulting services represent a comprehensive range of mobility infrastructure management solutions that serve customers in the United States and internationally.

For more information, visit Iteris’ website at www.iteris.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Iteris, Inc. (“Iteris”) or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “continues,” “may,” “plan,” “will,” “goal,” or similar expressions. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Iteris’ control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to satisfy the conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Iteris to pay a termination fee; (3) the risk that the proposed transaction disrupts Iteris’ current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of Iteris to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the proposed transaction on Iteris’ operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that Iteris’ stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Iteris and/or its directors, executive officers or other related persons; and (9) other factors that could affect Iteris’ business such as, without limitation, inflationary cost pressure in labor, supply chain, energy, and other expenses, disruptions resulting from deployment of systems, changing market conditions, competition and demand for services, the market acceptance of our products and services, competition, the impact of any current or future litigation, the impact of recent accounting pronouncements, the impacts of ongoing and new supply chain constraints, the status of our facilities and product development, reliance on key personnel, general economic conditions, including rising interest rates, the impact of any current or future volatility or instability in national or international political conditions, any shutdown of the United States federal government, future impacts of COVID-19 or other future pandemics, changes in governmental regulation, personnel or budgetary constraints or policies and political agendas, the availability of project funding or other project budget issues, and operational risks, including cybersecurity incidents,.

If the proposed transaction is consummated, Iteris’ stockholders will cease to have any equity interest in Iteris and will have no right to participate in its earnings and future growth. Other factors are identified and described in more detail in Iteris’ Annual Report on Form 10-K for the year ended March 31, 2024 as well as Iteris’ subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Iteris’ projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Iteris undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Iteris Contacts
FGS Global
John Christiansen/Gabriella Coffey/Rob Clayton
Iteris@FGSGlobal.com